Esperanza

          SILVER  COPORATION

Dec 1, 2003

Mr. Julio Mendoza F.

Av. Paseo de la Republica 3195 San Isidro, Lima 27

Peru

Dear Mr. Mendoza,

This letter will confirm our verbal consulting agreement. You will provide consulting services to our subsidiary companies (Reliant Ventures de Peru S.A. and E.M. Atocha S.A)for us in the areas of geology and mineral project management for monthly fee of US$2900. You will work under my direct supervision. This agreement can be cancelled for any reason with one month notice.

Sincerely

William Pincus President & CEO

Cc: Accounting